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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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☒	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to §240.14a-12
Nara Bancorp, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NARA BANCORP, INC.
3701 Wilshire Boulevard
Suite 220
Los Angeles, CA 90010

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD WEDNESDAY, MAY 29, 2002

TO OUR STOCKHOLDERS

        We are pleased to announce that we will hold our second annual meeting of stockholders on Wednesday, May 29, 2002, at the Oxford Palace Hotel, 745 South Oxford Avenue, Los Angeles, California at 10:30 a.m. At this meeting, we will ask you to vote on the following matters:

        1.    Election of Directors.    You will have the opportunity to elect five members of the board of directors to serve until our next annual meeting. The following five persons are our nominees for election:

Thomas Chung
Benjamin B. Hong
Steve Y. Kim
Jesun Paik
Ki Suh Park

        2.    Amendment of Certificate of Incorporation.    You will be asked to approve an increase in the number of authorized shares of common stock from 10,000,000 to 20,000,000 shares.

        3.    Appointment of Auditors.    You will be asked to ratify the selection of Deloitte & Touche LLP as our independent auditors for the year ending December 31, 2002.

        4.    Other Business.    If other business is properly raised at the meeting or if we need to adjourn the meeting, you will vote on these matters, too.

        Our bylaws provide for the nomination of directors in the following manner:

        "Nominations for election to the Board of Directors may be made by the Board of Directors or by any stockholder of any outstanding class of capital stock of the Corporation entitled to vote for the election of directors. Nominations, other than those made by or on behalf of the existing management of the Corporation, shall be made in writing and be delivered or mailed to the president of the Corporation not less than 14 days nor more than 50 days prior to any meeting of stockholders called for the election of directors; provided, however, that if less than 21 days' notice of the meeting is given to stockholders, such nominations shall be mailed or delivered to the president of the Corporation not later than the close of business on the seventh day following the day on which the notice of meeting was mailed. Such notification shall contain the following information to the extent known to the notifying stockholder:

          (a)  The name and address of each proposed nominee.

          (b)  The principal occupation of each proposed nominee.

          (c)  The total number of shares of capital stock of the Corporation owned by each proposed nominee.

          (d)  The name and address of the notifying stockholder.

          (e)  The number of shares of capital stock of the Corporation owned by the notifying stockholder.

        Nominations not made in accordance herewith may be disregarded by the chairman of the meeting, and upon his instructions, all votes cast for each such nominee may be disregarded."

        If you were a stockholder as of the close of business on April 15, 2002, you are entitled to vote at this meeting. We cordially invite all stockholders to attend the meeting in person. To assure your representation at the meeting, however, you are urged to mark, sign, date and return the enclosed proxy card as soon as possible in the enclosed postage-prepaid envelope.

        Whether or not you expect to attend the annual meeting, please complete, sign, date and promptly mail your proxy in the envelope provided. You may revoke this proxy at any time prior to the annual meeting, and, if you attend the annual meeting, you may vote your shares in person.

BY ORDER OF THE BOARD OF DIRECTORS

Michel Urich, Secretary
Dated: May 7, 2002

i

Performance Graph	12
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	14
PROPOSAL NO. 1 ELECTION OF DIRECTORS OF NARA BANCORP, INC	14
Nominations	14
PROPOSAL NO. 2 AMENDMENT OF CERTIFICATE OF INCORPORATION	16
PROPOSAL NO. 3 RATIFICATION OF THE SELECTION OF INDEPENDENT AUDITORS	16
General	16
Fees	16
2000 ANNUAL REPORT TO STOCKHOLDERS	18
ANNUAL REPORT ON FORM 10-K	19
OTHER MATTERS	19

ii

NARA BANCORP, INC.
3701 Wilshire Boulevard
Suite 220
Los Angeles, CA 90010
PROXY STATEMENT
For the
Annual Meeting of Stockholders
To be held on May 29, 2002

GENERAL INFORMATION

        In February of 2001, we became a registered bank holding company, with Nara Bank, N.A. as our wholly owned subsidiary. This proxy statement contains information about our second annual meeting of stockholders to be held on Wednesday, May 29, 2002 at the Oxford Palace Hotel, 745 South Oxford Avenue, Los Angeles, California at 10:30 a.m. and at any postponements or adjournments thereof. The date of this Proxy Statement is May 7, 2002 and it is first being mailed to stockholders on or about the same date.

Why Did You Send Me This Proxy Statement?

        We sent you this proxy statement and the enclosed proxy card because the board of directors is soliciting your votes for use at the 2002 annual meeting of stockholders.

        This proxy statement summarizes the information you need to know to cast an informed vote at the meeting. However, you do not need to attend the meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card.

        We will begin sending this proxy statement, notice of annual meeting and the enclosed proxy card on or about May 7, 2002 to all stockholders entitled to vote. The record date for those entitled to vote is April 15, 2002. On that date, there were 5,603,437 shares of our common stock outstanding. The common stock is our only class of stock outstanding. We are also sending our annual report for the fiscal year ended December 31, 2001 along with this proxy statement.

What Vote Is Required For Each Proposal?

  •
  Election of Directors. The five nominees for director who receive the most votes will be elected. So, if you do not vote for a particular nominee or you indicate "withhold authority to vote" for a particular nominee on your proxy card, your abstention will have no effect on the election of directors.

  •
  Amendment of Certificate of Incorporation. To be approved, the amendment to the Certificate of Incorporation must receive a "For" vote from the majority of the outstanding shares either in person or by proxy. If you do not vote, or "Abstain" from voting, it will have the same effect as an "Against" vote. Broker non-votes will have the same effect as an "Against" vote.

  •
  Ratification of Auditors. Stockholder ratification of the selection of Deloitte & Touche as our independent auditors is not required. However, we are submitting the selection of Deloitte & Touche to you for ratification as a matter of good corporate practice. Ratification requires the affirmative vote of a majority of the shares present at the meeting. If you fail to ratify the selection by a majority vote of the present and voting shares, we will reconsider whether to retain Deloitte & Touche. Even if the selection is ratified, we may, in our discretion, direct the appointment of different independent auditors at any time during the year if we determine that such a change would best benefit our company and our stockholders.

How Many Votes Do I Have?

        Each share of common stock that you own entitles you to one vote. The proxy card indicates the number of shares of common stock that you own. Our Certificate of Incorporation and bylaws do not provide for cumulative voting.

How Do I Vote By Proxy?

        Whether you plan to attend the meeting or not, we urge you to complete, sign and date the enclosed proxy card and to return it promptly in the envelope provided. Returning the proxy card will not affect your right to attend the meeting and vote.

        If you properly fill in your proxy card and send it to us in time to vote, your "proxy" (one of the individuals named on your proxy card) will vote your shares as you have directed. If you sign the proxy card but do not make specific choices, your proxy will vote your shares as recommended by the board of directors as follows:

  •
  "FOR" the election of each of the five nominees for director;

  •
  "FOR" the increase in the number of authorized shares of common stock to 20,000,000 shares;

  •
  "FOR" the appointment of Deloitte & Touche as our independent auditors; and

  •
  in the discretion of the proxy holder as to any other matter that may properly come before the meeting.

        If you hold your shares of our common stock in "street name" (that is, through a broker or other nominee) and you fail to instruct your broker or nominee as to how to vote your shares of common stock, your broker or nominee may, in its discretion, vote your shares "FOR" the election of the nominees for director set forth in this Proxy Statement, and "FOR" ratification of the appointment of Deloitte & Touche as our independent public accountants for the year ending December 31, 2002. Brokers may not use their discretionary authority to vote on the proposal to amend the Certificate of Incorporation.

Can I Change My Vote After I Return My Proxy Card?

        Yes. Even after you have submitted your proxy, you may change your vote at any time before the proxy is exercised if:

  •
  you file either a written revocation of your proxy, or a duly executed proxy bearing a later date, with our Corporate Secretary prior to the meeting, or

  •
  you attend the meeting and vote in person. However, your presence at the meeting will not revoke your proxy unless and until you vote in person.

        If your shares are held in the name of your broker, bank or other nominee, and you wish to vote in person, you must bring a properly executed legal proxy from your nominee so that you can vote your shares.

How Do I Vote In Person?

        If you plan to attend the meeting and vote in person, we will give you a ballot form when you arrive. However, if your shares are held in the name of your broker, bank or other nominee, you must bring a properly executed legal proxy from the nominee authorizing you to vote the shares and indicating that you are the beneficial owner of the shares on April 15, 2002, the record date for voting.

What Constitutes A Quorum?

        To establish a quorum at the annual meeting, a majority of the shares of our common stock outstanding on the record date must be present either in person or by proxy. We will count abstentions for purposes of establishing the presence of a quorum at the meeting.

What Are the Recommendations of the Board of Directors?

        Our current board of directors has unanimously approved the following items:

  •
  the election of each of the named nominees for director;

  •
  the increase in authorized shares of common stock from 10,000,000 to 20,000,000 shares; and

  •
  the appointment of Deloitte & Touche as our independent auditors.

        The board of directors recommends that you vote FOR each of the five nominees for director, FOR the amendment to the Certificate of Incorporation increasing the number of authorized shares of common stock from 10,000,000 to 20,000,000 shares, and FOR the ratification of Deloitte & Touche as our independent auditors for the year ending December 31, 2002.

What Are the Costs of Solicitation of Proxies?

        We will bear the cost of this solicitation, including the expense of preparing, assembling, printing and mailing this proxy statement and the material used in this solicitation of proxies. The proxies will be solicited principally through the mails, but our directors, officers and regular employees may solicit proxies personally or by telephone. Although there is no formal agreement to do so, we may reimburse banks, brokerage houses and other custodians, nominees and fiduciaries for their reasonable expense in forwarding these proxy materials to their principals. In addition, we may pay for and utilize the services of individuals or companies we do not regularly employ in connection with the solicitation of proxies. We have hired Georgeson Shareholder Communications Inc. to seek proxies of custodians, such as brokers who hold shares which belong to other people. This service will cost us approximately $5,000.

Will There Be Any Other Matters Considered at the Annual Meeting?

        We are unaware of any matter to be presented at the annual meeting other than the proposals discussed in this proxy statement. If other matters are properly presented at the annual meeting, then the persons named in the proxy will have authority to vote all properly executed proxies in accordance with their judgment on any such matter, including any proposal to adjourn or postpone the meeting.

How Do I Propose Actions For Consideration At Next Year's Annual Meeting of Stockholders?

        You may submit proposals for consideration at future stockholder meetings. For a shareholder proposal to be considered for inclusion in our proxy statement for the annual meeting next year, our corporate secretary must receive the written proposal no later than December 31, 2002. Such proposals also will need to comply with Securities and Exchange Commission regulations under Rule 14a-8 regarding the inclusion of shareholder proposals in company-sponsored proxy materials. If the date of next year's annual meeting is moved more than 30 days before or after the anniversary date of this year's annual meeting, the deadline for inclusion of proposals in our proxy statement is a reasonable time before we begin to print and mail our proxy materials.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
OWNERS AND MANAGEMENT

Who Are the Largest Owners of Nara Bancorp, Inc.'s Common Stock?

        The following table shows the beneficial ownership of our common stock as of April 15, 2002, by each person who we knew owned more than 5% of our common stock. "Beneficial ownership" is a technical term broadly defined by the Securities and Exchange Commission to mean more than ownership in the usual sense. So, for example, you beneficially own our common stock not only if you hold it directly, but also indirectly, if you, through a relationship, contract or understanding, have, or share, the power to vote the stock, to sell the stock or have the right to acquire the stock, within 60 days of April 15, 2002. We have relied on the public filings of each of the individuals on Schedules 13-D or 13-G, in determining how many shares these individuals own:

Name and Address	Number of Shares		Percent of Class
John Barry, 2104 Hastings Ave., Newport, MN 55055	449,964		8.0%
Thomas Chung, 5525 Wilshire Blvd., Los Angeles, CA 90036	399,591	(1)	7.3%

(1)
Includes 12,500 shares of common stock issuable upon exercise of fully vest warrants.

How Much Stock Do Nara Bancorp, Inc. Directors, Nominees for Directors and Executive Officers Own?

        The following table shows the beneficial ownership of our common stock as of April 15, 2002 by (i) our chief executive officer; (ii) our most highly compensated named executive officers of our wholly owned subsidiary, Nara Bank, N.A., in 2001; (iii) each director and (iv) all directors, nominees and executive officers as a group.

Name and Positions Held	Number of Shares		Percent of Class
Benjamin B. Hong(1) President, CEO & Director of Nara Bank and Nara Bancorp	198,841	(2)	3.6%
Bon T. Goo(1) Executive Vice President & Chief Financial Officer of Nara Bank and Nara Bancorp	33,954	(3)	*
Min J. Kim(1) Executive Vice President & Chief Credit Officer of Nara Bank	22,154	(4)	*
Thomas Chung(1) Chairman of Board	399,591	(6)	7.1%
Chang H. Kim, Director(1)(4)	108,032	(5)(7)	1.9%
Yong H. Kim, Director(1)(4)	190,039	(5)	3.4%
Hyon M. Park, Director(1)(4)	85,411	(5)	1.5%

Brian B. Woo, Director(1)(4)	68,467	(5)(8)	1.2%
Steve Y. Kim, Director(9)	5,000	(13)	*
Ki Suh Park, Director(10)	—		*
Jesun Paik, Director(11)	—		*
All Directors, Nominees and Executive Officersas a group (11 Total)	1,621,453	(12)	28.9%

*
Indicates holdings of less than 1%.

(1)
The address for each of these individuals is c/o Nara Bancorp, Inc., 3701 Wilshire Boulevard, Suite 220, Los Angeles, California 90010.

(2)
Includes 130,032 shares vested but not exercised under the Nara Bancorp, Inc. 2001 Nara Bank Continuation 1989 Stock Option Plan (the "1989 Plan").

(3)
Includes 8,826 shares vested but not exercised under the 1989 Plan, 1,167 shares held by Mr. Goo's spouse, 1,800 shares held by Mr. Goo's son and 450 shares of common stock issuable upon exercise of fully vested warrants held by Mr. Goo's son.

(4)
Includes 10,490 shares vested but not exercised under the 1989 Plan.

(5)
Includes 34,992 shares vested but not exercised under the 1989 Plan.

(6)
Includes 12,500 shares of common stock issuable upon exercise of fully vested warrants.

(7)
Includes 1,634 shares held by Mr. Kim's minor children.

(8)
Includes 233 shares held by Mr. Woo's spouse.

(9)
Steve Y. Kim's address is 2029 Century Park East, 21st Floor, Los Angeles, California 90067.

(10)
Mr. Park's address is 6330 San Vicente Blvd., Los Angeles, California 90048.

(11)
Mr. Paik's address is 1 Milbank Ave., 3F, Greenwich, Connecticut 06830.

(12)
Includes 324,308 shares vested but not exercised under the 1989 Plan and 12,950 shares of common stock issuable upon exercise of fully vested warrants.

(13)
Owned in the name of the Steve Kim Living Trust.

(14)
Currently serve as directors of the board of Nara Bank, N.A., and served as directors of Nara Bancorp until May 16, 2001.

Did Directors and Officers Comply with Their Section 16(a) Beneficial Ownership Reporting Compliance Requirements in 2001?

        Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than 10% of our equity securities, to file reports of ownership and reports of changes in ownership of common stock with the Securities and Exchange Commission. Prior to the completion of our reorganization in February of 2001, these reports were filed with the Office of the Comptroller of the Currency. The Exchange Act requires officers, directors and greater than 10% stockholders to furnish us with copies of all Section 16(a) forms they file.

        To our best knowledge, based solely on a review of the copies of such forms and certifications furnished to us, we believe that all of our directors and executive officers, except Directors Jesun Paik, Steve Kim, and Ki Suh Park, complied with all Section 16(a) filing requirements applicable to them during the 2001 fiscal year. Messrs. Paik, Kim and Park did not file a Form 3 when they became reporting persons of Nara Bancorp in May 2001 and did not file a Form 4 regarding the grant of stock options. Messrs. Paik, Kim and Park each filed a report on a Form 5 on February 11, 2002.

What Is the Background of Our Executives Who Are Not Directors?

        Bon T. Goo.    From 1988 to 1990 and prior to joining Nara Bank in 1990, Mr. Goo served as Vice President and Manager of the Accounting, Investment, and Control Division of Hanmi Bank. Mr. Goo served as a Senior Vice President of Nara Bank from 1990 to 2000. He has served in his current capacity as Executive Vice President and Chief Financial Officer of Nara Bank since January of 2000 and has served in the same capacities for Nara Bancorp since November of 2000.

        Min J. Kim.    From 1992-1995 and prior to joining the Nara Bank in 1995, Ms. Kim served as Vice President and Manager of the Western Branch of Hanmi Bank in Los Angeles. She had previously served in other positions with Hanmi Bank. Ms. Kim served Nara Bank as a Senior Vice President and its Chief Credit Administrator from 1996 to 1999. She has served in her current capacities as Executive Vice President and Chief Credit Officer of Nara Bank since January of 2000 and has served in the same capacities for Nara Bancorp since November of 2000.

What Are the Responsibilities of Our Board of Directors and Committees?

        The board of directors oversees our business and affairs. The board of directors of Nara Bancorp has three committees. These three committees are outlined below. Nara Bank, which is the wholly-owned subsidiary of Nara Bancorp, has four committees. Neither Nara Bancorp nor Nara Bank has a nominating committee. The procedures for nominating directors, other than by the board of directors itself, are set forth in the bylaws and in the Notice of Annual Meeting of Stockholders accompanying this proxy statement.

        During 2001, the board of directors of Nara Bancorp held three (3) special meetings and five (5) regular meetings, and the board of directors of Nara Bank held twelve (12) regular meetings and two (2) special meetings. All of the directors of Nara Bancorp during 2001 attended at least 75% of the aggregate of (i) the total number of Nara Bancorp board meetings and (ii) the total number of meetings held by all committees of the boards of directors of Nara Bancorp on which they served during 2001.

        The Audit Committee.    The audit committee, appointed in May of 2001, consists of Director Jesun Paik as Chairman, and all other directors except Benjamin B. Hong, and operates under a written charter adopted by the board of directors. The Audit Committee Charter adopted by the board sets out the responsibilities, authority and specific duties of the audit committee. Each of the members is "independent," as defined by our policy and the listing standards for Nasdaq National Market. The audit committee of Nara Bank, prior to the reorganization in 2001 and the election of the current directors in May of 2001 the predecessor to Nara Bancorp's audit committee, met two (2) times. The audit committee of Nara Bank consists of Thomas Chung, acting as Chairman, Brian Woo, Chang H. Kim, Yong H. Kim and John Park. The audit committee of Nara Bancorp did not formally meet in 2001. However, the full board of directors of Nara Bancorp met eight times in 2001 and both Director Nack Kim, Chairman of the audit committee before he resigned in October 2001 and Director Jesun Paik, the new Chairman of the audit committee, monitored the preparation of quarterly reports and had met with the company's independent auditors to discuss the company's quarterly reports. Presented below is the report of Nara Bancorp's audit committee.

  Audit Committee Report

        The following Report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other filings by Nara Bancorp under the Securities Act of 1933 or under the Securities Act of 1934, except to the extent we specifically incorporate this Report by reference.

        The audit committee reports to the board and is responsible for overseeing and monitoring financial accounting and reporting, the system of internal controls established by management and our audit process.

        Pursuant to the charter, the audit committee has the following responsibilities:

  •
  To monitor the preparation of quarterly and annual financial reports;

  •
  To review the adequacy of internal control systems and financial reporting procedures with management and independent auditors; and

  •
  To review the general scope of the annual audit and the fees charged by the independent auditors.

        In discharging its oversight responsibility, the audit committee in 2002 has met and held discussions with management and Deloitte & Touche LLP, the independent auditors for Nara Bancorp and its wholly-owned subsidiary, Nara Bank. Management represented to the audit committee that all financial statements were prepared in accordance with generally accepted accounting principles, and the audit committee has reviewed and discussed the financial statements with management and the independent auditors. Nara Bancorp's audit committee discussed with the independent auditors matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees).

        The audit committee also obtained from the independent auditors a formal written statement describing all relationships between the company and the auditors that bear on the auditors' independence consistent with Independence Standards Board Standard No. 1, Independence Discussions with Audit Committee. Nara Bancorp's audit committee discussed with the independent auditors any relationships that may impact on Deloitte & Touche's objectivity and independence and satisfied itself as to the auditors' independence.

        Based on these discussions and reviews, Nara Bancorp's audit committee recommended that the Board of Directors approve the inclusion of the company's audited financial statements in Nara Bancorp's Annual Report on Form 10-K for the year ended December 31, 2001, for filing with the Securities and Exchange Commission.

        Respectfully submitted by the members of the Audit Committee of the Board of Directors of Nara Bancorp:

April 15, 2002

  JESUN PAIK
  THOMAS CHUNG
  KI SUH PARK
  STEVE Y. KIM

        Executive Committee:    On May 16, 2001, all the board members of Nara Bancorp were appointed to this committee, except for Jesun Paik. No charter has been adopted and no meetings were held in 2001.

        Special Stock Option Committee:    Directors Thomas Chung and Benjamin Hong are members of this committee and, upon recommendations from the board of directors of Nara Bank, may grant non-qualified stock options, from time to time, pursuant to plans other than the Nara Bancorp, Inc. 2001 Nara Bank 2000 Continuation Long Term Incentive Plan.

EXECUTIVE AND DIRECTOR COMPENSATION

How Do We Compensate Directors?

        During the fiscal year 2001, the outside non-employee directors of Nara Bank were paid $3,000 per month. The only employee director on the board (the President) received $1,000 monthly for his service as a director in addition to his regular salary and bonuses. The Chairman of the Board received an additional $400 per month for services rendered. Total directors' fees paid in 2001 for Nara Bank were approximately $196,800, of which approximately $72,000 was deferred under Nara Bank's deferred compensation plan.

        During the fiscal year 2001, the outside non-employee directors of Nara Bancorp, except for Thomas Chung were paid $3,000 per quarter. Total directors' fees paid in 2001 for Nara Bancorp were approximately $30,000.

How Do We Compensate Executive Officers?

        Nara Bancorp does not compensate any of its executive officers at this time. However, the following table sets forth certain summary information concerning compensation awarded to, earned by, or paid by Nara Bank for services rendered to the Bank in all capacities by Nara Bank's chief executive officer and the two other most highly compensated executive officers of Nara Bank who earned in excess of $100,000 (the "Named Officers"), for each of the fiscal years ended December 31, 2001, 2000 and 1999.

SUMMARY COMPENSATION TABLE

Long Term Compensation
										Awards		Payouts
Annual Compensation(1)
Name and Principal Position									Restricted Stock awards	Securities Under- Lying Options/SARs	LTIP Payouts	All other Compensation
	Year	Salary		Bonus		Other
Benjamin Hong President & Chief Executive Officer of Nara Bank	2001 2000 1999	$ $ $	184,074 184,074 184,074	$ $ $	1,341,894 449,819 384,017	$ $ $	12,000 12,000 12,000	(2) (2) (2)	N/A N/A N/A	N/A N/A N/A	N/A N/A N/A	N/A N/A N/A
Bon T. Goo Executive Vice President & Chief Financial Officer of Nara Bank	2001 2000 1999	$ $ $	104,381 103,595 86,730	$ $ $	211,344 80,069 43,648		N/A N/A N/A		N/A N/A N/A	N/A N/A N/A	N/A N/A N/A	N/A N/A N/A
Min J. Kim Executive Vice President & Chief Credit Officer of Nara Bank	2001 2000 1999	$ $ $	98,735 95,127 84,632	$ $ $	210,722 79,609 53,482	$ $ $	8,400 8,400 8,400	(3) (3) (3)	N/A N/A N/A	N/A N/A N/A	N/A N/A N/A	N/A N/A N/A

(1)
We furnish and plan to continue to furnish to certain officers the use of company-owned automobiles, which are used primarily for business purposes. We have provided and intend to continue to provide certain officers with certain specified life and medical insurance benefits. Because portions of automobile expenses, club membership fees, insurance premiums attributable to personal use, and other perquisites did not exceed the lesser of $50,000 or ten percent (10%) of the total annual salary reported in the table per individual, such amounts have not been included in the foregoing figures.

(2)
Represents fees received for services as a director of Nara Bank.

(3)
Represents automobile allowance.

Stock Options

        Nara Bancorp granted 30,000 stock options each to directors Jesun Paik, Ki Suh Park and Steve Kim, but did not grant any other stock options or stock appreciation rights to any executive officers or directors in 2001. Nara Bank did not grant any stock options or stock appreciation rights to any executive officers or directors in 2001.

        The following table sets forth the number of shares acquired by each Named Officer upon the exercise of stock options during 2001 and the number of shares covered by both exercisable and unexercisable stock options held by each Named Officer at December 31, 2001. Also reported are values of "in-the-money" options, which represent the positive spread between the respective exercise prices of outstanding stock options and $15.25 per share, which was the market price of Nara Bank's common stock on the Nasdaq National Market on December 31, 2001:

AGGREGATED OPTION EXERCISES IN 2001 AND VALUES

Name	Shares Acquired on Exercise	Value Realized	Number of Securities Underlying Option at 12/31/2001 Exercisable/Unexercisable	Value of In-the-Money Options at 12/31/2001 Exercisable/Unexercisable
Benjamin Hong	-0-	N/A	130,032/None	$1,481,064(1)/ N/A
Bon T. Goo	17,491	$44,952	8,826/2,838	$89,231(2)/$28,692(3)
Min J. Kim	10,000	$25,700	10,490/2,838	$109,411(4)/$28,692(3)

(1)
Using a fair market value of $15.25 per share which was the closing price of Nara Bank's common stock on December 31, 2001, and a weighted average exercise price of $3.86 per share, these options had a value of $11.39 per share, times 130,032 shares.

(2)
Using a fair market value of $15.25 per share which was the closing price of Nara Bank's common stock on December 31, 2001, and an exercise price of $5.14 per share, these options had a value of $10.11 per share, times 8,826 shares.

(3)
Using a fair market value of $15.25 per share which was the closing price of Nara Bank's common stock on December 31, 2001, and an exercise price of $5.14 per share, these options had a value of $10.11 per share, times 2,838 shares.

(4)
Using a fair market value of $15.25 per share which was the closing price of Nara Bank's common stock on December 31, 2001, and a weighted average exercise price of $4.82 per share, these options had a value of $10.43 per share, times 10,490 shares.

Employment Agreement with Our President and Chief Executive Officer

        Benjamin B. Hong was appointed President and Chief Executive Officer of Nara Bank pursuant to an employment agreement effective June 30, 1994. Mr. Hong's employment agreement was for an initial term of five years from such date with an option to renew such agreement for an additional four years. Mr. Hong's initial contract expired in June of 1999, but was renewed according to its terms for the additional four-year period. Mr. Hong's employment agreement provides for a base salary of $120,000 in the initial year, plus profit sharing equal to a minimum of 7% of the pre-tax income of Nara Bank, an automobile allowance, one month's paid vacation per year and payment of monthly country club dues and business-related expenses. Pursuant to his employment agreement, Mr. Hong was granted stock options to purchase 100,000 shares of Nara Bank's common stock, which, pursuant to the February 2001 reorganization, were automatically converted into options to purchase an equal number of shares of Nara Bancorp common stock, at an exercise price of $3.00 per share. Such options (if unexercised) expire at the end of his employment period. The terms of these options are subject to the terms and conditions set forth in the 1989 Stock Option Plan, as amended and adopted by Nara Bancorp. In 1997, Mr. Hong was granted an additional 30,000 options under the 1989 Stock Option Plan. All of the options granted to Mr. Hong have vested and are immediately exercisable by him.

        Neither Nara Bancorp nor Nara Bank has entered into any other written employment agreements with any of their respective executive officers except as described above.

Compensation Committee Interlocks and Insider Participation

        Nara Bancorp has no compensation committee. Our executive compensation program is administered by the personnel committee of Nara Bank and approved by the board of directors of

Nara Bank. Director Yong H. Kim is the Chairman of the personnel committee. No person who served as a member of the personnel committee during the 2001 fiscal year is, or ever has been, an officer or employee of Nara Bancorp or any of its subsidiaries.

  Board of Directors Report

        The Report of the board of directors should not be deemed incorporated by reference into any filings under the Securities Exchange Act of 1934 or the Securities Act of 1933 except to the extent we specifically incorporate the information contained in this Report by reference thereto.

What Is Our Philosophy on Executive Compensation?

        We have adopted a basic philosophy and practice of offering a compensation program designed to attract and retain highly qualified employees. Our compensation practices encourage and motivate these individuals to achieve superior performance. This underlying philosophy pertains specifically to executive compensation, as well as employee compensation at all other levels throughout the organization.

        Our executive compensation program is administered by the personnel committee and approved by the board of directors of Nara Bank. The role of the personnel committee in this respect is to review and recommend the base salaries, bonuses, stock options and other compensation of the executive officers and management-level employees of Nara Bank. The board of directors of Nara Bancorp also administers our stock option plans and will make grants to executive officers under the 2000 Long Term Incentive Plan, as adopted by Nara Bancorp.

        We have designed our executive compensation program to support what we believe to be an appropriate relationship between executive pay and the creation of shareholder value. To emphasize equity incentives, we link a significant portion of executive compensation to the market performance of our common stock. The objectives of our program are:

  •
  To support a pay-for-performance policy that differentiates bonus amounts among all executives based on both their individual performance and the performance of Nara Bancorp;

  •
  To align the interests of executives with the long-term interests of stockholders through awards whose value over time depends upon the market value of Nara Bancorp's common stock; and

  •
  To motivate key executives to achieve strategic business initiatives and to reward them for their achievement.

        We also provide our executives with employee benefits, such as retirement and health benefits. The three principal components of our executive compensation program include cash compensation, bonuses and equity-based compensation.

        Cash Compensation.

        We review bank executive compensation surveys to ensure that the total cash compensation provided to executive officers and senior management remains at a competitive level to enable us to attract and retain management personnel with the talents and skills required to meet the challenges of a highly competitive industry. The compensation of executive officers is reviewed annually by the board of Nara Bank.

  Bonuses.

        For 2001, we approved cash bonuses for specific senior management and executive staff of Nara Bank. The bonuses were determined based on revenue and earnings targets for Nara Bank, along with individual performance objectives.

  Equity-Based Compensation.

        We use equity-based compensation, principally in the form of stock options, as a cornerstone of our executive compensation program. Equity awards typically are based on industry surveys, each officer's individual performance and achievements, market factors and the recommendations of executive management.

Is The Compensation We Pay Our Executives Deductible?

        As part of the Omnibus Reconciliation Act of 1993, Section 162(m) was added to the Internal Revenue Code. Section 162(m) limits the deduction of compensation paid to the chief executive officer and other named executive officers to the extent the compensation of a particular executive exceeds $1 million, unless such compensation was based on predetermined quantifiable performance goals or paid pursuant to a written contract that was in effect on February 17, 1993.

        We will continue to review and modify our compensation practices and programs as necessary to ensure our ability to attract and retain key executives while taking into account the deductibility of compensation payments. Under the 2000 Long Term Incentive Plan, as adopted by Nara Bancorp, award of stock options and performance stock are designed generally to satisfy the requirements of Section 162(m) of the Internal Revenue Code. Section 162(m) limits the deductibility of compensation paid to certain executive officers in excess of $1 million dollars per year. The 1989 Stock Option Plan was never amended to comply with the requirements of Section 162(m). Both plans permit us flexibility to reward senior management for extraordinary contributions that cannot properly be recognized under a predetermined quantitative plan.

How Do We Compensate Our President and Chief Executive Officer?

        Mr. Benjamin B. Hong, the President and Chief Executive Officer of Nara Bancorp and Nara Bank received compensation for his services to Nara Bank during 2001 based primarily upon his rights under his employment agreement with Nara Bank. We discuss this contract under the heading "Employment Agreement with Our President and Chief Executive Officer."

Respectfully submitted by the members of the Board of Directors:

Performance Graph

        The following graph compares the yearly percentage change in the cumulative total shareholder return (stock price appreciation plus reinvested dividends) on the common stock of Nara Bank (which was the traded company until February 5, 2001) and Nara Bancorp with (i) the cumulative total return of the Nasdaq Market Index, and (ii) a published index comprised by Media General Financial Services, Inc. of banks and bank holding companies in the "Pacific States," which includes Alaska, California, Hawaii, Oregon and Washington (the industry group line depicted below). The graph assumes an initial investment of $100 and reinvestment of dividends. Points on the graph represent the performance as of the last business day of each of the years indicated. The graph is not necessarily indicative of future price performance. The graph commences on the date that Nara Bank's stock first began trading on the Nasdaq National Market.

        The graph shall not be deemed filed or incorporated by reference into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that we specifically incorporate this graph by reference.

	1/29/1998	12/31/1998	12/31/1999	12/31/2000	12/31/2001
NARA	100.00	83.93	102.07	227.55	175.06
MG GROUP	100.00	105.33	107.39	124.27	141.08
NASDAQ INDEX	100.00	135.48	238.95	150.19	119.72

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        There are no existing or proposed material transactions between Nara Bancorp or Nara Bank and any of our officers, directors, nominees or principal stockholders or the immediate family or associates of the foregoing persons, except as indicated below.

        Some of the directors and officers of Nara Bancorp and/or Nara Bank and the immediate families and the business organizations with which they are associated, are customers of, and have had banking transactions with, Nara Bank in the ordinary course of our business and we expect to have banking transactions with such persons in the future. All loans made to such persons have been made on substantially the same terms, including interest rate and collateral, as those prevailing for comparable contemporaneous transactions with other persons of similar creditworthiness and do not involve more than a normal risk of collectibility or present other unfavorable features.

PROPOSAL NO. 1
ELECTION OF DIRECTORS OF NARA BANCORP, INC.

Nominations

        Our Certificate of Incorporation and bylaws provide that the number of directors may be no less than five (5) and no more than twenty-five (25), with the exact number to be fixed by resolution of the board or stockholders. The board, by a resolution unanimously passed on October 31, 2001, has fixed the number at five (5). The Board of Directors has unanimously nominated the five (5) persons set forth in the following table to serve as Nara Bancorp's directors until the next annual meeting of stockholders and until each person's successor is elected and qualified.

        The proxy holders will vote all proxies for the election of the five (5) nominees listed below unless authority to vote for the election of any of the directors is withheld. The nominees receiving the highest number of affirmative votes of the shares entitled to be voted for them shall be elected as directors. Abstentions and votes cast against nominees will have no effect on the election of directors. If any of the nominees should unexpectedly decline or be unable to act as a director, the proxies voted for them may be voted for a substitute nominee to be designated by the board of directors. The board of directors has no reason to believe that any nominee will become unavailable and has no present intention to nominate persons in addition to or in lieu of those names below.

        The next table provides certain information as of April 15, 2001, with respect to those persons nominated by the board of directors for election as directors. Nara Bancorp knows of no arrangements, including any pledge by any person of Nara Bancorp's securities, the operation of which may, at a subsequent date, result in a change in control of Nara Bancorp. There are no arrangements or understandings by which any of the directors or nominees for director of Nara Bancorp were selected.

There is no family relationship between any of the directors, nominees or executive officers, except for two nominees for director, Messers. Paik and Park, who are brothers-in-law.

Name	Age	Business Experience During the Past Five Years	Year First Elected to Board
Thomas Chung	75	Currently Chairman of the Board of Nara Bancorp and Nara Bank. In addition, Mr. Chung presently holds the following positions: President of His & Her Hair Goods Co., a hair products distributor; President since 1969 of Evergrowind Co., Inc., a real estate development company; Chairman of the Board since 1998 of Bitro Telecom Co., Inc., a telecommunications firm; and Director since 1992 of Chagel Communication, Inc., a broadcasting company.	2000
Benjamin B. Hong	69	President and Chief Executive Officer of Nara Bank since 1994; President and Chief Executive Officer of Nara Bancorp, Inc., since November 2000(1)	2000
Steve Y. Kim	52	From 1993 to 1999, Mr. Kim served as President, CEO and Chairman of Xylan Corporation, which he co-founded. Xylan Corporation manufactured and designed high-end intelligent switching systems for computer networking. Since January 2000, Mr. Kim has served as the Managing General Partner of Alcatel Ventures — an international venture capital firm, which invests primarily in the U.S., focusing on early stage technology-related companies. Mr. Kim founded Alcatel Ventures after he sold Xylan Corporation to Alcatel, France in 1999.	2001
Ki Suh Park	70	Since 1981, Mr. Park has served as Managing, Planning and Design Partner for Gruen Associates, a Los Angeles-based architectural firm and has held various positions within that company since 1961.	2001
Jesun Paik	65	Executive Vice President and Senior Advisor of the Americas Division of The Sakura Bank, Ltd. in New York City since 1994; Vice Chairman of the Board of Manufacturer's Bank; Mr. Paik has held senior positions with numerous financial institutions over a more-than-30-year career.	2001

(1)
Prior to joining Nara Bank in 1994, Mr. Hong served as the President and Chief Executive Officer of Hanmi Bank from 1988 to 1994.

        None of the directors, nominees for director or officers of Nara Bancorp serves as a director of any company which has a class of securities registered under, or which is subject to the periodic reporting requirements of, the Securities Exchange Act of 1934 or any investment company registered under the Investment Company Act of 1940.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS YOU VOTE "FOR" ALL FIVE NOMINEES FOR DIRECTOR.

PROPOSAL NO. 2
AMENDMENT OF CERTIFICATE OF INCORPORATION

        The board of directors is requesting stockholder approval of an amendment to our Certificate of Incorporation to increase our authorized number of shares of common stock from 10,000,000 shares to 20,000,000 shares.

        The additional common stock to be authorized by adoption of the amendment would have rights identical to our currently outstanding common stock. Adoption of the proposed amendment and issuance of the common stock would not affect the rights of the holders of currently outstanding common stock of Nara Bancorp, except for effects incidental to increasing the number of shares of the our common stock outstanding, such as dilution of the earnings per share and voting rights of current holders of our common stock. If the amendment is adopted, it will become effective upon filing of a Certificate of Amendment of our Certificate of Incorporation with the Secretary of State of the State of Delaware.

        Although at present the board of directors has no plans to issue the additional shares of common stock, it desires to have the shares available to provide additional flexibility to use its capital stock for business and financial purposes in the future. The additional shares may be used for various purposes without further stockholder approval. These purposes may include: raising capital; providing equity incentives to employees, officers or directors; establishing strategic relationships with other companies; expanding the company's business through the acquisition of other businesses; and other purposes.

        The affirmative vote of the holders of a majority of the outstanding shares of our common stock, will be required to approve this amendment to our Certificate of Incorporation. As a result, abstentions and broker non-votes will have the same effect as negative votes.

THE BOARD OF DIRECTORS RECOMMENDS
A VOTE IN FAVOR OF PROPOSAL 2.

PROPOSAL NO. 3
RATIFICATION OF THE SELECTION OF INDEPENDENT AUDITORS

General.

        We have appointed Deloitte & Touche as our independent auditors for the year ending December 31, 2002. The board of directors unanimously approved, the appointment of Deloitte & Touche. Deloitte & Touche, who performed our audit services in 2001, has served as Nara Bank's accountants since 1995. Deloitte & Touche performed all of its services in 2001 at customary rates and terms. Nack Kim, a former director of Nara Bancorp who resigned from the board of directors in October 2001, is a former partner of Deloitte & Touche, LLP.

Fees.

        The following table sets forth the aggregate fees that we incurred for audit and non-audit services provided by Deloitte & Touche, which acted as independent auditors for the fiscal year ending 2001 and performed audit services for us in fiscal year 2001. The table lists audit fees, financial information systems design and implementation fees, and other fees.

        Audit Fees.    The audit fees include only fees that are customary under generally accepted auditing standards and are the aggregate fees that we incurred for professional services rendered for the audit of our annual financial statements for fiscal year 2001.

        Financial Information Systems Design and Implementation Fees.    The financial information systems design and implementation fees include fees billed for non-audit services performed during fiscal year 2001 such as directly or indirectly operating, or supervising the operation of, our information system or managing our local area network. These non-audit services also include services such as designing or implementing a hardware or software system that aggregates source data underlying our financial statements or generates information that is significant to our financial statements taken as a whole.

        All Other Fees.    All other fees include the aggregate fees billed for services rendered by Deloitte & Touche, other than those services covered above.

December 31, 2001
Audit Fees (Financial)	$78,687
Financial Information Systems Design and Implementation Fees	$-0-
Other Fees	$130,398

The audit committee of the board considered whether the provision of financial information systems design and implementation services and other non-audit services is compatible with maintaining the independence of Deloitte & Touche.

        Representatives of Deloitte & Touche will be present at the annual meeting, will be available to respond to your appropriate questions and will be able to make such statements as they desire.

        If you do not ratify the selection of independent accountants, the audit committee and the Board will reconsider the appointment. However, even if you ratify the selection, the Board may still appoint new independent accountants at any time during the year if it believes that such a change would be in the best interests of Nara Bancorp, Inc. and our stockholders.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" THE APPROVAL OF PROPOSAL 3.

2000 ANNUAL REPORT TO STOCKHOLDERS

        Nara Bancorp, Inc.'s 2001 Annual Report to stockholders containing audited financial statements of Nara Bank is included in this mailing to stockholders.

        The balance sheet of Nara Bank as of December 31, 2001 and 2000 and the income statement for each of the years in the three-year period ended December 31, 2001 included in the 2001 Annual Report have been audited by Deloitte & Touche, independent auditors, as stated in their report, which is included therein, and have been so included in reliance upon their authority as experts in accounting and auditing.

ANNUAL REPORT ON FORM 10-K

        If you would like a copy of our annual report for the year ended December 31, 2001 on Form 10-K, including financial statements and schedules, as filed with the Securities and Exchange Commission pursuant to the Exchange Act of 1934, we will send it to you without charge if you send notification to our Corporate Secretary at the address below. The Annual Report on Form 10-K includes a list of exhibits filed with the Securities and Exchange Commission, but does not include the exhibits themselves. If you wish to receive copies of the exhibits, we will send them to you. Expenses for copying and mailing will be your responsibility. Please write to: Mr. Michel Urich, Nara Bancorp, Inc., 3701 Wilshire Boulevard, Suite 220, Los Angeles, CA 90010. In addition, the Securities and Exchange Commission maintains a website, http://www.sec.gov, which contains information filed by us with them.

OTHER MATTERS

        The board of directors knows of no other matters that will be brought before the meeting, but if such matters are properly presented to the meeting, proxies solicited hereby will be voted in accordance with the judgment of the persons holding such proxies. All shares represented by duly executed proxies will be voted at the meeting in accordance with the terms of such proxies.

NARA BANCORP, INC.
Los Angeles, California May 7, 2002
Michel Urich, Secretary

NARA BANCORP, INC.
PROXY CARD

        Solicited on behalf of the Board of Directors of Nara Bancorp, Inc. (the "Company") for use at the Annual Meeting of Stockholders (the "Meeting") to be held on Wednesday, May 29, 2002, at 10:30 a.m. at the Oxford Palace Hotel, 745 South Oxford Avenue, Los Angeles, California 90005.

        The undersigned hereby appoints Annie Ahn, the proxy or proxies of the undersigned, with the full power of substitution, to attend the Meeting and to vote all shares of common stock of the Company held of record on April 15, 2002 by the undersigned, at the Meeting or at any adjournments thereof, on the items set forth below, and in the Proxy's discretion, upon such other business as may properly come before the Meeting.

Please mark your vote as indicated in this example    /x/

1.	The election of the following persons to the board of directors, to serve until the next annual meeting:

Thomas Chung, Benjamin B. Hong, Steve Y. Kim, Jesun Paik and Ki Suh Park.
☐ FOR ALL NOMINEES ☐ WITHHOLD FOR ALL NOMINEES
(Except as set forth below)

To withhold authority to vote for any nominee, write that person's name in the space above.
2.	The approval of an amendment to the Certificate of Incorporation to increase the number of authorized shares of common stock from 10,000,000 to 20,000,000 shares.
☐ FOR ☐ AGAINST ☐ ABSTAIN
3.	The ratification of the appointment of Deloitte & Touche LLP as the Company's independent auditors for the fiscal year ending December 31, 2002.
☐ FOR ☐ AGAINST ☐ ABSTAIN
4.
In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Meeting, including adjourning the Meeting for the purpose of soliciting additional proxies.

This Proxy Card, when properly executed, will be voted in the manner directed by the undersigned stockholder. If no direction is given, this Proxy will be voted FOR all of the nominees identified above and FOR each of the proposals listed. If any other business is presented at the Meeting, including whether or not to adjourn the Meeting, this Proxy will be voted by the Proxy holders in accordance with their best judgment. At the present time, the board of directors knows of no other business to be presented at the Meeting. All proxies heretofore given by the undersigned are hereby revoked. Receipt of the Notice of Annual Meeting, Company's Proxy Statement dated May 7, 2002, and Annual Report of Nara Bancorp is acknowledged.
Please mark, sign, date and return this Proxy in the accompanying prepaid envelope.

Signature(s)

, 2002 Dated

Please sign exactly as name appears hereon. If signing as an attorney, executor, administrator, trustee or guardian, please give full title as such, and if signing for a corporation, give your name. When shares are in the names of more than one person, each should sign. This proxy will be voted FOR the nominees and the above matters unless otherwise indicated, and in the discretion of the proxies on all matters properly brought before the meeting.

QuickLinks

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD WEDNESDAY, MAY 29, 2002
PROXY STATEMENT
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
EXECUTIVE AND DIRECTOR COMPENSATION
SUMMARY COMPENSATION TABLE
AGGREGATED OPTION EXERCISES IN 2001 AND VALUES
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
PROPOSAL NO. 1 ELECTION OF DIRECTORS OF NARA BANCORP, INC.
PROPOSAL NO. 2 AMENDMENT OF CERTIFICATE OF INCORPORATION
PROPOSAL NO. 3 RATIFICATION OF THE SELECTION OF INDEPENDENT AUDITORS
2000 ANNUAL REPORT TO STOCKHOLDERS
ANNUAL REPORT ON FORM 10-K
OTHER MATTERS